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                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) and related Prospectus pertaining to the registration of 2,050,000 shares of common stock of Interleaf, Inc. of our report dated June 16, 1997, with respect to the consolidated financial statements and schedule of Interleaf, Inc., included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                Ernst & Young LLP
Boston, Massachusetts
June 5, 1998